Exhibit 99.1

Acacia Research Reports Second Quarter 2023 Financial Results
New York, NY, August 3, 2023 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”) today reported financial results for the three and six months ended June 30, 2023.
Key Business Highlights
•On July 13, 2023, completed its recapitalization transaction with Starboard Value LP, and as part of this transaction:
◦Starboard converted 350,000 shares of Acacia’s Series A Convertible Preferred Stock into 9,616,746 shares of Common Stock, including 27,704 shares of Common Stock issued in respect of accrued and unpaid dividends.
◦Starboard also exercised 31,506,849 of the Company’s Series B Warrants (the “Series B Warrants”) through a combination of a “Note Cancellation” and a “Limited Cash Exercise” for an aggregate total of 31,506,849 shares of Common Stock
◦Pursuant to the Series B Warrants exercise, the Company cancelled $60 million aggregate principal amount of senior secured notes held by Starboard and received aggregate gross proceeds of approximately $55 million.
◦As a result of the Recapitalization Transactions, Starboard holds 61,123,595 shares of Common Stock, representing approximately 61.2% of Acacia’s Common Stock
•Generated $7.9 million in consolidated revenue for the quarter compared to $16.7 million in revenue in the second quarter of 2022.
•Recorded $1.4 million of net realized and unrealized losses during the quarter.
Second Quarter 2023 Financial Highlights
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Intellectual property operations	$0.4	$8.1	$4.6	$10.7
Industrial operations	7.5	8.7	18.1	19.5
Total revenues	$7.9	$16.7	$22.7	$30.2
Operating loss	$(12.5)	$(5.7)	$(21.9)	$(14.2)
Unrealized gains (losses) [1]	$6.6	$(57.6)	$10.0	$(229.9)
Realized (losses) gains	$(8.0)	$11.5	$(9.4)	$78.4
Non-cash derivative liability (losses) gains [2]	$(9.9)	$(35.1)	$6.7	$(7.0)
GAAP Net loss	$(18.8)	$(61.5)	$(9.3)	$(134.8)
GAAP Diluted loss per share	$(0.36)	$(1.44)	$(0.26)	$(3.06)

[1] Unrealized gains and (losses) are related to the change in fair value of equity securities as of the end of the reported period.
[2] The non-cash derivative liability gains and (losses) are related to the change in fair value of Acacia’s Series A and B warrants and embedded derivatives.
Martin D. McNulty, Jr. “MJ”, Interim Chief Executive Officer, stated, “We successfully completed the recapitalization transaction with Starboard Value LP, which follows on the heels of our transformation of Acacia by revamping our processes for identifying and pursuing transactions and establishing the framework to support acquisitions of both public and private companies. I am confident that we have the right team and processes in place, along with incentives to create value. Our pipeline of acquisition targets has grown and matured, and we are methodically advancing specific opportunities.”
“We have a number of late-stage targets in our pipeline, and we are optimistic about our prospects,” continued Mr. McNulty. “Predicting the specific timing of deals remains impossible, and we maintain rigor in our processes, but I am confident in the progress. Additionally, we have successfully enhanced operations at Printronix.”
Second Quarter 2023 Financial Summary:
•Total revenues were $7.9 million, compared to $16.7 million in the same quarter last year.
◦Printronix generated $7.5 million in revenue during the quarter, compared to $8.7 million in the same quarter last year.
◦The Intellectual Property business generated $394,000 in licensing and other revenue during the quarter, compared to $8.1 million in the same quarter last year.
•General and administrative expenses were $9.4 million, compared to $10.7 million in the same quarter of last year due to the decrease in personnel costs and compensation costs related to reduced headcount.
•Operating loss of $12.5 million, compared to an operating loss of $5.7 million in the same quarter of last year, with the increase due to lower revenues generated.
◦Printronix contributed $513,000 in operating loss which included $774,000 of non-cash depreciation and amortization expense.
•GAAP net loss of $18.8 million, or a loss of $0.36 per diluted share, compared to GAAP net loss of $61.5 million, or $1.44 per diluted share, in the second quarter of last year.
◦Net loss included $8.0 million in realized losses and $6.6 million in unrealized gains related to the increase in share price of certain holdings.
◦The Company recognized non-cash expense of $9.9 million related to the change in fair value of the Starboard Series B warrants and embedded derivative liabilities in the Series A Preferred Stock. The change in fair value was primarily due to the increase in stock price.
◦The second quarter included $2.4 million in non-recurring charges related to severance, legal and other professional fees associated with the separation from our former CEO, and other non-recurring charges.
Life Sciences Portfolio
Acacia has generated $504.3 million in proceeds from sales and royalties of the Life Sciences Portfolio through June 30, 2023, which was purchased for an aggregate price of $301.4 million. At the end of the second quarter, the remaining positions in the Life Sciences Portfolio represent $67.9 million in book value:
•Acacia continues to hold 33.0 million shares of Arix Bioscience plc (LSE: ARIX), valued at $42.2 million.
•Acacia holds interests in three private companies, valued at an aggregate of $25.7 million, net of non-controlling interest, including a 26% interest in Viamet Pharmaceuticals, Inc., a 18% interest in AMO Pharma, and a 4% interest in NovaBiotics. Values are based on cost or equity accounting.
Balance Sheet and Capital Structure
•Cash, cash equivalents and equity investments measured at fair value totaled $408 million at June 30, 2023 compared to $349.4 million at December 31, 2022. The increase in cash was primarily due to the completed Rights Offering and concurrent Private Rights Offering.
•Equity securities without readily determinable fair value totaled $5.8 million at June 30, 2023, which amount was unchanged from December 31, 2022.
•Investment securities representing equity method investments totaled $19.9 million at June 30, 2023 (net of noncontrolling interests), which amount was unchanged from December 31, 2022. Acacia owns 64% of MalinJ1, which results in a 26% ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•Total indebtedness, which represents the Senior Secured Notes issued to Starboard, was $60.5 million at June 30, 2023.
•The Company’s book value totaled $335.4 million, or $5.71 per share, at June 30, 2023, compared to $269.3 million, or $6.19 per share, at December 31, 2022. Acacia’s book value reflects the balance of the warrant and embedded derivative liabilities, which were subsequently extinguished on July 13, 2023 as part of the recapitalization transaction. An as adjusted book value analysis can be found below.
•Assuming the full impact of the recent completed Recapitalization Transactions with Starboard, as adjusted to give effect to the transactions as if they had been completed as of June 30, 2023, Acacia’s adjusted book value would decline to $502.2 million, or $5.03 per share.

As Adjusted Book Value and Changes to Derivative Valuations
At June 30, 2023, book value was $335.4 million and there were 58.8 million shares of common stock outstanding, for a book value per share of $5.71, compared to $269.3 million, or $6.19 per share at December 31, 2022. The decrease in book value per share since December 31, 2022 is due to the $5.25 per share price of shares issued in the Rights Offering and concurrent private Rights Offering. Total liabilities for warrants and convertible preferred stock to be eliminated upon exercise or expiration of all such warrants and convertible preferred stock were $94.9 million at June 30, 2023.
Book value and book value per share calculations are performed in accordance with GAAP. The calculation of book value under GAAP requires the Company to reflect the impact of liabilities associated with issuances of shares related to the exercise of the Company’s Series B warrants and conversion of the Company’s Series A preferred stock. The value of those liabilities varies over time based on fluctuations in the trading price of the Common Stock. The previously announced agreement reached with Starboard to streamline the Company’s capital structure and strengthen its financial position (the “recapitalization transactions”) eliminated all of these instruments and the associated liabilities.
Management believes that providing investors with a presentation of adjusted book value and adjusted book value per share that reflect the impact of the completion of each component of the recapitalization transactions (as adjusted to give effect to the transaction as if they had been completed as of June 30, 2023) may assist investors in understanding the Company’s financial condition and capital structure (see below for a description of the material components of the recapitalization transactions). However, these adjusted calculations have limitations and should not be considered in isolation or as a substitute for the actual book value and book value per share amounts reflected in the Company’s balance sheet at June 30, 2023. These adjusted calculations have been presented for informational purposes only and do not purport to project the future financial position of the Company.
Book value at June 30, 2023 reflects the following:
•$60.0 million in principal amount of Senior Secured Notes issued to Starboard;
•$35.0 million in face value ($23.2 million in book value) of Series A preferred stock issued to Starboard; and
•$94.9 million of warrants and embedded derivative liabilities associated with all preferred stock and warrants held by Starboard.
In connection with the recently completed recapitalization transactions with Starboard, which occurred on July 13, 2023:
•In the first quarter of 2023, Starboard purchased 15.0 million new shares in a private Rights Offering, at $5.25 per share, for total proceeds of $78.8 million;
•$35.0 million in face value of Series A preferred stock was eliminated, and 9.6 million shares of common stock were issued in Q3 2023;
•$60.5 million of liabilities attributable to the Senior Secured Notes were converted into equity, and Starboard invested an additional $55.0 million in cash related to the Series B warrant exercise, and 31.5 million shares of common stock was issued in Q3 2023;
•$94.9 million of total warrant and embedded derivative liabilities attributable to the Series B warrants and Series A preferred stock was eliminated in Q3 2023;
•Acacia paid Starboard a total of $66.0 million, representing a negotiated settlement of the foregone time value of the Series B warrants and the Series A preferred stock (which amount was paid through a reduction in the exercise price of the Series B Warrants) in Q3 2023; and
•Acacia incurred approximately $250,000 in transaction costs associated with the consummation of the recapitalization transactions.
The completion of the recapitalization transactions resulted in an incremental $166.8 million increase in book value, and an incremental 41.1 million increase in shares outstanding. Adjusted book value as adjusted to give effect to the transaction as if it had been completed on June 30, 2023 would be $502.2 million, and diluted shares outstanding would be 99.9 million, resulting in adjusted book value per share of $5.03 at June 30, 2023.
See Attachment A which illustrates the sequential impact of each component of the recapitalization transactions on book value and book value per share as adjusted to give effect to the transactions as if they had been completed on June 30, 2023.
In previous quarterly reports, prior to the approval of the recapitalization transactions, Acacia had presented a similar adjusted book value per share calculation assuming the exercise of all outstanding Series A and Series B warrants, as well as the conversion of the Series A preferred stock. This resulted in a reported adjusted book value per share of $5.10 at March 31, 2023, $5.18 at December 31, 2022, $5.22 at September 30, 2022, $5.87 at June 30, 2022, $5.91 at March 31, 2022 and $6.51 at December 31, 2021. The $5.25 per share cash exercise feature of 68.5 million Series B warrants expired on October 28, 2022 and 5.0 million $3.65 per share Series A warrants were exercised on November 1, 2022.
Investor Conference Call
The Company will host a conference call today, August 3, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference conference ID 435061. The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://www.acaciaresearch.com under Events & Presentations. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia is an opportunistic capital platform with a strategy to purchase businesses based on the differentials between public and private market valuations. Acacia leverages its (i) disciplined focus on identifying opportunities where it can be an advantaged buyer, initiate a transaction opportunity spontaneously, avoid a traditional sale process and complete the purchase of a business, division or other asset at an attractive price, (ii) willingness to invest across industries and in off-the-run, often misunderstood assets that suffer from a complexity or multi-factor discount, (iii) relationships and partnership abilities across functions and sectors, and (iv) strong expertise in corporate governance and operational transformation. Acacia seeks to identify opportunities where it believes it is an advantaged buyer, where it can avoid structured sale processes and create the opportunity to purchase businesses, divisions and/or assets of companies at an attractive price due to Acacia’s unique capabilities, relationships or expertise, or Acacia believes the target would be worth more to it than to other buyers. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the Company’s ability to successfully implement its strategic plan, changes to our relationship and arrangements with Starboard Value LP, the ability to successfully identify and complete strategic acquisitions of businesses, divisions, and/or assets, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, general economic conditions, and the success of the Company’s investments. The Company’s Annual Report on Form 10-K, and other SEC filings discuss these and other important risks and uncertainties that may affect the Company’s business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.
The results achieved by the Company in prior periods are not necessarily indicative of the results to be achieved by us in any subsequent periods. It is currently anticipated that the Company’s financial results will vary, and may vary significantly, from quarter to quarter.
Investor Contact:
FNK IR
Rob Fink, 646-809-4048
rob@fnkir.com

ACACIA RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$355,188	$287,786
Equity securities	52,853	61,608
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Accounts receivable, net	6,267	8,231
Inventories	14,006	14,222
Prepaid expenses and other current assets	20,728	19,388
Total current assets	485,792	427,985

Property, plant and equipment, net	2,950	3,537
Goodwill	7,541	7,541
Other intangible assets, net	30,590	36,658
Leased right-of-use assets	910	2,005
Other non-current assets	6,925	5,202
Total assets	$534,708	$482,928

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,789	$6,036
Accrued expenses and other current liabilities	4,461	14,058
Accrued compensation	5,505	4,737
Royalties and contingent legal fees payable	579	699
Deferred revenue	1,022	1,229
Senior secured notes payable	60,450	60,450
Total current liabilities	77,806	87,209

Deferred revenue, net of current portion	535	568
Series A embedded derivative liabilities	12,881	16,835
Series B warrant liabilities	82,018	84,780
Long-term lease liabilities	898	1,873
Deferred income tax liabilities, net	125	742
Other long-term liabilities	1,858	1,675
Total liabilities	176,121	193,682

Commitments and contingencies

Series A redeemable convertible preferred stock, par value $0.001 per share; stated value $100 per share; 350,000 shares authorized, issued and outstanding as of June 30, 2023 and December 31, 2022; aggregate liquidation preference of $35,000 as of June 30, 2023 and December 31, 2022	23,154	19,924

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 58,754,795 and 43,484,867 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	58	43
Treasury stock, at cost, 16,183,703 shares as of June 30, 2023 and December 31, 2022	(98,258)	(98,258)
Additional paid-in capital	738,712	663,284
Accumulated deficit	(316,121)	(306,789)
Total Acacia Research Corporation stockholders' equity	324,391	258,280

Noncontrolling interests	11,042	11,042

Total stockholders' equity	335,433	269,322

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$534,708	$482,928

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues:
Intellectual property operations	$394	$8,062	$4,570	$10,677
Industrial operations	7,510	8,655	18,137	19,547
Total revenues	7,904	16,717	22,707	30,224

Costs and expenses:
Cost of revenues - intellectual property operations	5,010	4,634	9,748	9,198
Cost of sales - industrial operations	3,933	4,592	9,153	8,784
Engineering and development expenses - industrial operations	205	145	421	335
Sales and marketing expenses - industrial operations	1,859	2,294	3,772	4,310
General and administrative expenses	9,426	10,722	21,466	21,775
Total costs and expenses	20,433	22,387	44,560	44,402
Operating loss	(12,529)	(5,670)	(21,853)	(14,178)

Other (expense) income:
Equity securities investments:
Change in fair value of equity securities	6,617	(57,647)	9,960	(229,850)
(Loss) gain on sale of equity securities	(7,999)	11,498	(9,360)	78,374
Earnings on equity investment in joint venture	—	42,085	—	42,085
Net realized and unrealized (loss) gain	(1,382)	(4,064)	600	(109,391)
Change in fair value of the Series A and B warrants and embedded derivatives	(9,935)	(35,146)	6,716	(7,048)
Gain (loss) on foreign currency exchange	15	(1,814)	95	(2,627)
Interest expense on Senior Secured Notes	(900)	(1,859)	(1,800)	(4,460)
Interest income and other, net	4,307	863	7,748	1,870
Total other (expense) income	(7,895)	(42,020)	13,359	(121,656)

Loss before income taxes	(20,424)	(47,690)	(8,494)	(135,834)

Income tax benefit (expense)	1,645	200	(838)	15,078

Net loss including noncontrolling interests in subsidiaries	(18,779)	(47,490)	(9,332)	(120,756)

Net income attributable to noncontrolling interests in subsidiaries	—	(14,013)	—	(14,013)

Net loss attributable to Acacia Research Corporation	$(18,779)	$(61,503)	$(9,332)	$(134,769)

Loss per share:
Net loss attributable to common stockholders - Basic	$(21,155)	$(63,443)	$(13,962)	$(138,560)
Weighted average number of shares outstanding - Basic	58,408,711	43,988,677	53,219,152	45,259,435
Basic net loss per common share	$(0.36)	$(1.44)	$(0.26)	$(3.06)
Net loss attributable to common stockholders - Diluted	$(21,155)	$(63,443)	$(13,962)	$(138,560)
Weighted average number of shares outstanding - Diluted	58,408,711	43,988,677	53,219,152	45,259,435
Diluted net loss per common share	$(0.36)	$(1.44)	$(0.26)	$(3.06)

Attachment A

The following table illustrates the sequential impact of each component of the recapitalization transactions on book value as of June 30, 2023 on an as adjusted basis to give effect to each such component of the recapitalization as if it had been completed as of June 30, 2023:

As Adjusted Book Value at 6/30/2023		Series A Preferred Conversion			Series B Warrant Transactions
$ Millions	Basic	Series A Preferred Converted	Remove Liability	6/30/2023 As Adjusted	Senior Secured Notes Converted	Series B Warrants Exercised	Series B Payment*	Transaction Fees	Remove Liability	6/30/2023 As Adjusted

Cash and cash equivalents	355.2			355.2	(0.5)	55.0	(66.0)	(0.3)		343.4
Equity securities at fair value	52.9			52.9						52.9
Equity securities without readily determinable fair value	5.8			5.8						5.8
Investment securities - equity method investments	30.9			30.9						30.9
Other assets	89.9			89.9						89.9
Total assets	534.7	—	—	534.7	(0.5)	55.0	(66.0)	(0.3)	—	523.0

Notes payable	(60.5)			(60.5)	60.5					—
Warrant and derivative liabilities	(94.9)		12.9	(82.0)					82.0	—
Other liabilities	(20.8)			(20.8)						(20.8)
Total liabilities	(176.1)	—	12.9	(163.2)	60.5	—	—	—	82.0	(20.8)

Preferred stock	(23.2)	23.2		—						$—
Total liabilities and preferred stock	(199.3)	23.2	12.9	(163.2)	$60.5	$—	$—	$—	$82.0	$(20.8)

Book value - stockholders equity	335.4	23.2	12.9	371.5	60.0	55.0	(66.0)	(0.3)	82.0	502.2
Shares outstanding - basic	58.8	9.6	—	68.3	16.4	15.1	—	—	—	99.9
Book value per share										5.03

KPIs:
Cash and cash equivalents	355.2			355.2						343.4
Cash and equity securities at fair value	408.0			408.0						396.3
Cash and equity securities at fair value / share										3.97

*Note: This amount reflects the $66.0 million payment the Company subsequently made to Starboard in consideration for the early exercise of the Series B warrants, and convertible preferred stock.